CODE OF ETHICS

CIFC Asset Management LLC

CIFC CLO Management LLC

CIFC CLO Management II LLC

CIFC VS Management LLC

CIFC Investment Management LLC

Columbus Nova Credit Investments Management, LLC

CypressTree Investment Management, LLC

AND

any additional relying adviser cifc may establish from time to time

(collectively, the “advisers”)

Most Recently Amended: September 2018

This Code of Ethics (the “Code”) is a confidential document, for the sole use of the Advisers and their Employees (as defined herein) (who shall not provide this Code or any portion thereof to any third party). If a third party comes into possession of this Code or portion thereof, it must be with the understanding that this Code establishes solely ethical standards and does not confer any legal, contractual or other right on any third party with respect to the conduct of the Advisers or their Employees. No client of the Advisers or investor in any investment fund client the Advisers manage may rely on this Code as establishing any legal, contractual or other standard that any Adviser or its Employees must meet. Circumstances vary and practices evolve. To retain flexibility and relevance, new policies, guidance and amendments may be promulgated by email or even verbally before ultimately being summarized in this document. Such communications should be considered to be as valid and binding as the formal guidance contained in this document and the Advisers’ Regulatory Compliance Manual. Where the information or guidance herein does not appear to address your particular situation you should consult with CIFC’s

Chief Compliance Officer.

TABLE OF CONTENTS

TABLE OF CONTENTS		2
PART A—RULE 204A-1 STANDARDS		5
1.	Standards of Business Conduct	5
2.	Compliance with Applicable Securities and Related Laws	8
3.	Personal Securities Transactions	10
4.	Reporting Violations of this Code	15
5.	Distribution of Code and Acknowledgment of Receipt	16
6.	Recordkeeping	16
PART B—ADDITIONAL ETHICAL STANDARDS		17
1.	Political Contributions; “Pay to Play”	17
2.	Political Activities	17
3.	Confidential Information	17
4.	Governing Principles of Employment	18
5.	Use of Adviser Assets	19
6.	Recording Conversations	19
7.	Recordkeeping and Financial Reporting	19
8.	Record Retention	20
9.	Dealings with Government and Industry Regulators	20
10.	Protection of the Companies’ Names	20
11.	Employee Involvement in Litigation or Proceedings	20
12.	Intellectual Property	20
Annex A: Insider Trading and Materiality		22
Annex B: Sample of Brokerage Letter		25
Annex C: CIFC Trading Restrictions		26
Annex D: Code of Ethics Acknowledgment		28

Important General Information About this Code

This is the Code of Ethics (the “Code”) of each of:

●	CIFC Asset Management LLC

●	CIFC CLO Management LLC

●	CIFC CLO Management II LLC

●	CIFC VS Management LLC

●	CIFC Investment Management LLC (formerly known as Deerfield Capital Management LLC)

●	Columbus Nova Credit Investments Management, LLC

●	CypressTree Investment Management, LLC, and

●	any additional relying adviser CIFC may establish from time to time that is subject to this Code.

We refer to each such company as an “Adviser” and collectively to the companies as “we” (or “us” or “our”) or the “Advisers.” We refer to the Advisers and CIFC LLC, our parent company, collectively as the “Companies.” This Code applies to each employee of each Adviser (each an “Employee” and collectively the “Employees”). This Code may also apply to certain consultants and temporary personnel as designated by Legal & Compliance (together with Employees, referred to herein as “Personnel”). This Code replaces in its entirety the previous Codes of Ethics of each Adviser. This Code consists of two parts:

●	Part A—which primarily establishes the ethical and related standards specifically required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”), and Rule 17j-1 under the Investment Company Act of 1940, as amended (“IC Act”).

●	Part B—which establishes additional ethical and related standards that enhance the required standards and reflect our culture and operations.

We are committed to the highest standards of integrity, honesty, fairness, and trustworthiness in all dealings with our clients and related activities, and full compliance at all times with applicable securities and other laws. These standards include:

●	We owe our clients our undivided loyalty: our clients trust and rely on us to act solely on their behalf. We hold ourselves to the highest standards of fairness in all such matters.

●	Act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, regulators, investors and fellow Personnel.

●	Adhere to the highest standards with respect to any potential or actual material conflicts of interest with clients. You should not enjoy a benefit at the expense of any client.

●	Preserve the confidentiality of client information you obtain in the course of our business. Use the information properly and not in a manner adverse to our clients’ interests.

●	Conduct your personal financial affairs prudently. Avoid any action that could compromise your ability to deal objectively with our clients.

●	Contact the Chief Compliance Officer (the “CCO”) or Deputy Chief Compliance Officer (the “DCCO”) if you need any clarification regarding the Code, the Advisers’ Regulatory Compliance Manual (the “Manual”) or compliance matters in general.

All references to the CCO or DCCO include, as appropriate, his or her designee.

You must observe the Code standards in their complete spirit as well as to the letter.

If you become aware of a violation of this Code (or any of our other policies, or a law applicable to us), you are required to report the violation. We urge you to also report possible or potential violations of the Code or any of our other policies or applicable law. The Code provides various ways in which you may report, including anonymously when possible.

Where this Code prohibits specified types of conduct, it prohibits any form of indirect, in addition to direct, engagement in the conduct, such as through family members, friends or other third parties. A violation of this Code, even if not a violation of law, can be grounds for disciplinary action, including, but not limited to, termination. Any waiver of a Code provision must be obtained in advance. It may be granted only by the CCO/General Counsel (“GC”).1 Additionally, failure to comply with applicable laws, the Manual and other policies may subject you to disciplinary action, including termination of employment, regulatory actions and civil and/or criminal penalties.

When this Code refers to an “approval,” such as by the CCO, it means prior, written and specific approval.2 Please note also that from time to time, Legal & Compliance may grant exceptions to provisions of the Code, the Manual and any other policies, and that Legal & Compliance may, as appropriate, consult with others, including your supervisor, concerning your proposed activities.

When this Code refers to a “client” of the Advisers, it means only the entity with which we have entered into an investment management agreement or sub-advisory agreement (a “direct” client). Investors in a client that is a commingled investment fund (such as, a CLO or private fund) or investors in a client that is an investment company registered with the Securities and Exchange Commission (the “SEC”) under the IC Act (“Registered Fund”) are referred to herein as “investors.”

WE ARE COMMITTED TO FOSTERING A CULTURE OF COMPLIANCE. YOU SHOULD CONTACT THE CHIEF COMPLIANCE OFFICER OR DEPUTY CHIEF COMPLIANCE OFFICER ABOUT ANY ACTUAL OR SUSPECTED COMPLIANCE MATTER. YOU WILL NOT BE PENALIZED AND YOUR STATUS AT THE COMPANY WILL NOT BE JEOPARDIZED BY COMMUNICATING SUCH MATTERS TO THE CHIEF COMPLIANCE OFFICER OR DEPUTY CHIEF COMPLIANCE OFFICER. RETALIATION AGAINST ANY EMPLOYEE WHO REPORTS AN ACTUAL OR SUSPECTED COMPLIANCE MATTER IS CAUSE FOR APPROPRIATE CORRECTIVE ACTION, UP TO AND INCLUDING DISMISSAL.

[1]	Except that waivers for the CCO/GC must be granted by the CEO.

[2]	Where the Code refers to approval by the CCO/GC but it is the CCO/GC that is seeking the approval, the approver shall be the CEO.

PART A—RULE 204A-1 STANDARDS

This Part contains the business conduct, securities law compliance, access person reporting and other provisions required by Rule 204A-1 under the Advisers Act3 and Rule 17j-1 under the IC Act.4 As an SEC-registered investment adviser, we are a “fiduciary” to our clients. This means that we have a fundamental obligation to act in the best interests of our clients and that we owe our clients a duty of undivided loyalty and utmost good faith.

1.	Standards of Business Conduct

As an Employee, you represent us. Your interactions with our clients, investors in Adviser-managed or sub-advised funds or separately managed accounts, counterparties, brokers, vendors and other Adviser business relationships (collectively, “Adviser Relationships”), and all other persons, must reflect our values and ethics. In all such contacts, it is important to observe certain standards of conduct.

Treat each Adviser Relationship with respect and professionalism. We are committed to honest and fair dealing with all Adviser Relationships. Do not take unfair advantage of any person through misrepresentation, omission, concealment, abuse of confidential or privileged information, or any other unfair practice.

Earn Client Trust

Our reputation for integrity is tested every day by the way you treat the people with whom you do business. Honesty, fairness, and keeping commitments must be hallmarks of the way you conduct your Adviser-related business.

Present the Companies Truthfully

Your Adviser communications should reinforce a sense of trust in us. Whether statements are made through Adviser Relationships, the media or private conversation, honesty is the best policy. Your statements should be sufficiently candid, clear and complete so that they neither mislead nor lend themselves to misinterpretation.

We are also committed to full compliance with all requirements applicable to our public disclosures, including reports filed by the Advisers with securities regulators. Your business communications should be timely, clear and accurate.

Statements to the Media

All press releases and other public statements relating to the Companies, including to trade publications, must be approved in advance by the GC and the CEO.

[3]	Rule 204A-1 under the Advisers Act requires SEC-registered investment advisers (“RIAs”) to establish, maintain and enforce a written ethics code that, at a minimum, contains standards of business conduct that the RIA requires of its employees, reflecting the RIA’s fiduciary obligations and those of its employees; requires the RIA’s employees to comply with applicable securities laws; requires the RIA’s “Access Person” employees to report, and the RIA to review, their personal securities transactions and holdings; requires the RIA’s employees to report to the RIA any violations of the code; and requires the RIA to give each employee a copy of the code and obtain an acknowledgment of his receipt of the code.

[4]	Rule 17j-1 under the IC Act requires every Registered Fund (other than a money market fund or a fund that does not invest in Securities (as defined herein) and each investment adviser of and principal underwriter for the Registered Fund to adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons (as defined herein) from, directly or indirectly, employing any device, scheme or artifice to defraud the Registered Fund; making any untrue statement of a material fact to the Registered Fund or omit to state a material fact necessary in order to make the statements made to the Registered Fund, in light of the circumstances under which they are made, not misleading; engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Registered Fund; or engaging in any manipulative practice with respect to the Registered Fund.

Act Professionally

Be professional and conscientious in your business decisions. Your personal relationships must not interfere, or give the appearance of interfering, with your Adviser business judgments. Weigh all factors impartially and without prejudice and make all decisions based solely on merit. Honor your agreements and do not interfere with others’ contracts. Communicate clearly and effectively. Think before you speak and write. Be proud of what you say and write. Be clear and objective. Do not profess to be knowledgeable in areas beyond your expertise.

For example:

●	Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, investors, other Personnel, regulators, colleagues in the investment profession, and other participants in the global capital markets.

●	Adhere to the fundamental standard that you should not take inappropriate advantage of your position.

●	Avoid or appropriately address any actual or potential conflict of interest.

●	Conduct all personal securities transactions in a manner consistent with our Personal Trading policy (see Section 3 (Personal Securities Transactions) below).

●	Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities.

●	Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession.

●	Comply with applicable provisions of the federal securities laws.

Conflicts of Interest

Your business decisions must always be in the best interests of our clients and the Advisers. Avoid any business, financial or other relationship that might conflict with those interests or create an appearance of conflict. Avoid situations that could compromise your independent judgment. If a problem arises, handle it forthrightly and honorably. Following is a list of areas where conflicts are most likely to arise, and our related policies:

Outside Businesses. We and our clients expect our Employees to devote all or substantially all of their professional time and efforts to us. Your involvement in an outside business (e.g., employment, consulting, or serving as a director or trustee) could conflict with our or our clients’ interests. Accordingly, you must obtain the prior approval of Legal & Compliance before engaging in any outside business activities, and you must disclose all outside business activities in which you are involved in at the commencement of your employment with the Advisers and provide a written update no less than annually. You must at such time disclose all actual or potential conflicts of interest known to you. Legal & Compliance shall have sole discretion to approve or disapprove your proposed or existing outside business activity. Legal & Compliance will advise you of the approval or disapproval of your proposed activity, and may attach specific conditions to approval. Requests to engage in any outside business activities should be submitted through your online Personal Trading Control Center (“PTCC”, a link to PTCC can be found in the Compliance section on CIFC’s intranet) account.

Family Member Business Relationships. It could also be a conflict if an immediate family member (i.e., a spouse, child, parent, stepchild, stepparent, sibling, mother-in-law, father-in-law, brother-in-law, or sister-in-law) is involved in a business that may conflict with our or our clients’ interests (e.g., your spouse works for a counterparty we trade with). All such involvements should be disclosed through PTCC to Legal & Compliance. Note that you need not be compensated for an outside business activity for it to be covered by this policy.

Financial Relationships. If you or an immediate family member has a “financial relationship” (see below) with an Adviser Relationship, that relationship could conflict with our or our clients’ interests, or create an appearance of impropriety. You may maintain the financial relationship only with CCO approval. By “financial relationship” we generally mean an equity or other investment (but not an investment in publicly-traded securities that does not represent more than 1% of such securities or more than 25% of your gross income), a loan or loan guarantee (other than customary personal loans, such as home mortgages), receipt of services, or any other financial benefit. The CCO may periodically ask Employees whether they have such financial relationships.

Adviser Business Opportunities. Do not take for yourself a business opportunity that belongs to us or our clients, such as an investment with a limited supply.

Gifts and Entertainment. Gifts, favors, entertainment and other such inducements may be attempts to obtain favorable treatment. Accepting or providing such inducements could raise doubts about your ability to make independent business judgments and our commitment to treating clients fairly. Note that certain inducements could constitute bribes, payoffs or kickbacks, which are illegal.

You may accept or provide gifts or entertainment, such as promotional items and business meals, if they are in line with accepted business practice, could not be construed as potentially influencing your business judgment or creating an obligation on your part, and if public knowledge thereof would not embarrass you, us or compromise our integrity. When such business activities occur frequently, such costs should be shared or paid for on a reciprocal basis. Gifts and entertainment for current or prospective Adviser Relationships should be in line with customary business practice. They should be avoided where they might compromise our integrity.

Any gifts provided or received that exceed $50 must be reported through PTCC to Legal & Compliance. The giving of gifts with a value of $100 or more must be precleared in PTCC. With respect to gifts received that exceed $100, Legal & Compliance (in conjunction with relevant Business Heads5) will determine if you may keep the gift, must return it or whether it should more appropriately become Adviser property.

Do not accept cash (or cash equivalents, such as gift cards). Do not benefit personally from any Adviser activity, such as an investment by us for a client, our selection or use of a firm as a broker or counterparty for client transactions, or our purchase of goods or services.

Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the expense is reasonable and a representative of the giver accompanies the Employee. Any entertainment provided or received that exceeds $100 in value must be reported through PTCC. Employees must be mindful of the potential conflict that such entertainment presents and obtain pre-approval from Legal & Compliance if providing or receiving any entertainment that exceeds $500 per person.

Gifts and entertainment to government officials and employees are highly regulated, and must be approved by Legal & Compliance prior to offering gifts or entertainment of any value. Additional gift and entertainment policies relating to foreign governments and related parties are described in Section 2 below under “Foreign Corrupt Practices Act”.

Offers of Employment. Offers of employment may, in some circumstances, be an attempt to divide your loyalties. If you receive a job offer from an Adviser Relationship or an Adviser competitor,

[5]	The “Business Heads” are: the CEO, Chief Operating Officer, Chief Financial Officer and General Counsel.

and give any consideration to the offer, immediately notify your supervisor and recuse yourself from making Adviser decisions that affect the prospective employer. If you accept the job offer, immediately notify your supervisor.

Client/Investor Privacy

The SEC’s Regulation S-P (Privacy of Consumer Financial Information), which was adopted to comply with Section 504 of the Gramm-Leach-Bliley Act, requires an investment adviser to disclose to its clients, who are natural persons, its policies and procedures regarding the use and safekeeping of client records and information. Accordingly, clients are provided with CIFC LLC’s Privacy Notice at the time they become a client and annually thereafter, to the extent required.

CIFC recognizes the importance of privacy of information it receives regarding clients/investors.

Below is a summary of CIFC’s Information Security, Cybersecurity and Privacy policy (which can be found in the Manual):

1.	CIFC shall not sell Nonpublic Information (as defined in the Information Security, Cybersecurity and Privacy policy) to anyone.

2.	Personnel must make reasonable efforts to comply with CIFC’s Information Security, Cybersecurity and Privacy Policy.

3.	Nonpublic Information may only be given to third-parties under the following circumstances:

●	To broker/dealers opening brokerage accounts.

●	To accountants, lawyers, and others as directed in writing by clients or investors.

●	To specified family members as directed in writing by clients or investors, or as authorized by law.

●	To third party service providers, as necessary to service client accounts.

●	To regulators and others, as required by law.

4.	Any suspected breaches of the Information Security, Cybersecurity and Privacy policy must be immediately reported to the CCO.

5.	Employees may only discard or destroy Nonpublic Information in accordance with the Document Destruction policy, which is contained in the Maintenance of Books and Records portion in the Manual.

2.	Compliance with Applicable Securities and Related Laws

We strive to comply fully with all securities and other laws applicable to us.6 You must always comply with the letter and spirit of those laws in all of your Adviser activities. Become knowledgeable about the securities laws related to your job responsibilities, and with the securities laws applicable to us. Noted below are some of the securities and related laws that particularly apply to us and our Personnel.

Anti-Fraud

You may not engage, directly or indirectly, in fraudulent conduct in the purchase or sale of a security held or to

[6]	The main securities laws applicable to us are the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Advisers Act, the IC Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under those acts, the Bank Secrecy Act as it applies to clients and us, and any rules adopted thereunder by the SEC or the Treasury Department.

be acquired by a client (including a Registered Fund), including employing any device, scheme or artifice to defraud the client; making any untrue statement of a material fact to the client or omitting to state a material fact necessary in order to make the statements made to the client, in light of the circumstances under which they are made, not misleading; engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the client; or engaging in any manipulative practice with respect to the client.

Insider Trading

Securities laws generally prohibit trading securities while in possession of material non-public information (“MNPI”) about the issuer of the securities, or from passing such MNPI to others who might use it to trade the securities, and we strictly prohibit such conduct. In general, information is “material” if it would be considered important by an investor in making an investment decision.

General Definition of MNPI. Generally, MNPI is information that has not been generally made available to the public that has a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or is reasonably certain to have a substantial effect on the price of a company’s securities.

See Annex A for additional guidance regarding what constitutes MNPI and insider trading. If you have questions about whether certain information is MNPI, you should consult with the CCO or DCCO.

As an Employee, you may have MNPI about CIFC LLC, the borrowers under bank loans on which we are “private” (“Bank Loan Issuers”) or possibly other companies. Non-public information about CIFC (i.e., clients, performance, holdings, projections, etc.) is not to be shared outside of the firm. You may have MNPI about Bank Loan Issuers because we frequently have non-public information about them (by virtue of being “private” on many of them) and some of that information is likely to be material.

As a further step to prevent insider trading, if you possess MNPI about Bank Loan Issuers or other companies, you should handle the information with particular care, so that it is accessible only within the firm by those with a legitimate business need-to-know such information. In limited circumstances and only in consultation with the GC, it may be permissible to share MNPI of Bank Loan Issuers with non-Employees (for example, if we serve on a creditors’ committee).

Front-Running

Securities laws generally prohibit the “front-running” of a securities transaction made by us for a client or on our own behalf, and we strictly prohibit this conduct. Front-running is taking a long or short position in a security (e.g., in a personal securities account) with knowledge that the position or a similar position will soon be taken by us for a client. The effect of the front-running transaction is to take advantage of non-public information that can reasonably be expected to have an immediate and favorable impact on the front-running position. Front-running can increase the cost, or decrease the selling price, of the position to the client.

SEC Investment Adviser Requirements

As RIAs, we and you are subject to various securities law requirements specific to RIAs. Many of those requirements are set forth herein. Additional requirements are addressed in our Manual.

Bribery and Rebates

We forbid bribery in any form in all Adviser business dealings. No Adviser funds may be used for any bribe, kickback or other unlawful payment anywhere in the world or under any circumstances. Our purchase or sale of goods and services must not lead to your receiving personal kickbacks or rebates. These can take many forms and are not limited to direct cash payments. In general, neither you nor your family may stand to gain personally from an Adviser transaction in which you are involved.

Foreign Corrupt Practices Act

No payments of money, gifts, services, entertainment or anything else of value (whether owned by the Advisers or you) may be offered or made available in any amount to any government official or employee. Such payments or offers are not legal in the U.S., and should not be made in other countries even if legal there, if they violate U.S. law (notably the Foreign Corrupt Practices Act (“FCPA”)), regardless of the nationality of the recipient. The FCPA applies to us and prohibits certain payments to foreign government officials for the purpose of obtaining, retaining, or directing business.

The FCPA prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government.

Civil and criminal penalties for violating the FCPA can be severe. CIFC and its Employees must comply with the spirit and the letter of the FCPA at all times. Employees must obtain written pre-clearance from the CCO (through PTCC) prior to giving anything of value that might be subject to the FCPA except food and beverages that are provided during a legitimate business meeting and that are clearly not lavish or excessive.

Employees must disclose all gifts and entertainment that may be subject to the FCPA, irrespective of value and including food and beverages provided during a legitimate business meeting, through PTCC. Employees must consult with the CCO if there is any question as to whether gifts or entertainment need to be pre-cleared and/or reported in connection with this Code.

3.	Personal Securities Transactions

We are subject to specific SEC requirements regarding the reporting of personal securities transactions and holdings by Access Persons (as defined below). Thus, this Code contains reporting and other requirements for these individuals. We have also established various additional requirements, as set forth below, relating to personal trading of Securities, including pre-approval of participation in an initial public offering (“IPO”) and the purchase of a private investment.

Definitions

“Automatic Investment Plan” is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

“Beneficial Interest” is a very broad concept. You should consider yourself to have a Beneficial Interest in any Securities in which you, through any contract, arrangement, understanding, relationship or otherwise, have a direct or indirect economic or pecuniary interest, which includes the opportunity, directly or indirectly, to share in any profit derived from a transaction in Securities. Access Persons are presumed to have such an interest in an account owned by an immediate family member (e.g., spouse, domestic partner, child, in-law, parent, or sibling) sharing the same household as the Access Person, but this presumption can be rebutted. An Access Person generally has a Beneficial Interest in accounts held by his minor children. An Access Person has such an interest in a trust of which he is a beneficiary, a settlor or a trustee with power to revoke the trust, or in stock owned by another person but where he has the right to receive distributions from the stock. An Access Person also has such an interest if he has the right to acquire Securities through the exercise or conversion of any Security or derivative on a Security, whether or not the right is currently exercisable or convertible.

An Access Person generally does not have a Beneficial Interest in the underlying holdings of (i) a partnership of which he is a limited rather than general partner or (ii) an LLC or corporation where he is not a managing member or controlling owner and does not have or share control over the entity’s investing. An Access Person does not have a Beneficial Interest in the Securities owned by a Registered Fund or in a public utility holding company registered under the Public Utility Holding Company Act of 1935. An Access Person also does not have a Beneficial Interest in qualified tuition programs established pursuant to Section 529 of the Internal Revenue Code (“529 Plans”) if neither the Companies nor a control affiliate7 of the Companies manages, distributes, markets or underwrites the 529 Plan or the investments and strategies underlying the 529 Plan.

This is not a complete list of the forms of ownership that could constitute a Beneficial Interest for purposes of this Code. Personnel should ask the CCO if they have any questions or doubt at all about whether they or any member of their household would be considered to have a Beneficial Interest in any particular situation.

“Control” is the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. It is presumed where a person owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting Securities of an entity.

“Exempt Securities” include (i) an interest in a money market fund registered under the IC Act, (ii) an interest in a Registered Fund (other than Reportable Funds or mutual funds with limited sets of investments that may include companies on our list of securities which employees are prohibited from buying or selling in accounts under their trading discretion (“Restricted List”) and shares of exchange-traded funds registered as open-end registered funds, which are Securities), (iii) an interest in a unit investment trust that invests exclusively in one or more Registered Funds, none of which are Reportable Funds, (iv) a direct obligation of the U.S. government, and (v) a bank certificate of deposit, a banker’s acceptance, commercial paper, and a high quality short-term debt instrument,8 including a repurchase agreement.

“Security” is anything that is considered a “security” under Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the IC Act. A security is a broad term that generally includes any stock or other equity security, bond or other debt security, interest in a limited partnership or LLC, or other financial instrument.

“Private Placement or Limited Offering” is an offering of securities that is exempt from registration under the Securities Act pursuant to Sections 4(a)(2) or 4(a)(5) or pursuant to Rule 504 or Rule 506 under the Securities Act.

“Reportable Fund” is (i) any fund for which the Companies serve as an investment adviser as defined in Section 2(a)(20) of the IC Act (i.e., an adviser or sub-adviser of a Registered Fund); or (ii) any such fund whose investment adviser or principal underwriter controls the Companies, is Controlled by the Companies, or is under common Control with the Companies.

[7]	A “control affiliate” of the Companies is any person directly or indirectly Controlling, Controlled by, or under common Control with, the Companies.

[8]	A “high quality short-term debt instrument” is an installment with an original issuance of less than 366 days that is rated at issuance in the two highest ratings categories of a recognized ratings issuer.

General

All Personnel are deemed to be Access Persons (as defined below). As an Access Person, you must report to the CCO through PTCC each account you own, or in which you have a direct or indirect Beneficial Interest (discretionary and non-discretionary accounts), that contains Securities (whether or not such Securities are Reportable Securities (as defined below) or Exempt Securities) and, in addition, provide the CCO with both transaction and holdings information with respect to your Reportable Securities. “Reportable Securities” are Securities in which you have, or will acquire by transaction, a direct or indirect Beneficial Interest, other than Exempt Securities and Securities held in accounts over which you have no direct or indirect influence or Control. Access Persons are presumed to have a Beneficial Interest in an account owned by an immediate family member (e.g., spouse, child, in-law, parent, or sibling) sharing the same household as the Access Person.

You must promptly (and in no event later than 30 days after the end of each calendar quarter) report to Legal & Compliance the opening of a new account, including managed accounts and open-end Registered Fund accounts. Such report must contain, at a minimum, the following information: (i) the name of the broker, dealer or bank with whom you established the account; (ii) the date the account was established; and (iii) the date that the report is submitted by you. In addition, for each of your managed accounts, you will be required to certify that you do not have authority, directly or indirectly, to influence, direct or effect specific investment decisions in such accounts.

Access Person

An “Access Person” is any Personnel who (i) makes, participates in, obtains or has access to nonpublic information about our purchase or sale of Securities for any client or nonpublic information regarding the portfolio holdings of any Reportable Fund, (ii) is involved in making Securities recommendations for our clients, (iii) has access to such recommendations that are nonpublic, or (iv) has access to CIFC’s credit files.

The Legal & Compliance group shall make final determinations as to who is an Access Person, notify individuals of their Access Person status, maintain a current list of Access Persons, review holdings and transaction reports, and generally administer the Access Person-related requirements under Rule 204A-1 under the Advisers Act and Rule 17j-1 under the IC Act.

Initial and Annual Holdings Reports

Access Persons must submit a holdings report in PTCC. Such “holdings reports” must contain the title and type of Security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security, the name of any broker, dealer or bank with which such Access Person maintains an account containing Reportable Securities and the date the report was submitted. Such Access Person must submit your initial holdings report within 10 days of becoming an Access Person, and an annual holdings report thereafter (which may be satisfied, in the CCO’s discretion, by the automatic delivery of a broker feed or statements). The initial holdings report must show all of your Reportable Securities holdings as of a date no more than 45 days before you became an Access Person. The annual holdings report must show all of your Reportable Securities holdings as of a date no more than 45 days prior to the date the report was submitted.

In most cases, you can satisfy the initial and annual holdings reports requirement by establishing a direct feed with your broker through PTCC or submitting copies of your brokerage account statements, since they typically show holdings as well as transactions. However, if you hold Reportable Securities that are not shown on the account statements, such as interests in private investment partnerships, you must separately report those holdings by entering them directly into PTCC.

Quarterly Transaction Reports

Access Persons must report transactions in Reportable Securities through PTCC on no less than a quarterly basis. Such transaction reports must contain the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved and the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), the price of the Security at which the transaction was effected, the name of any broker, dealer or bank with or through which the transaction was effected, and the date the report was submitted. Quarterly reports must be submitted no later than 30 days after the end of each calendar quarter.

If we receive an electronic feed directly from the brokerage firm where you maintain an account containing Reportable Securities, you may satisfy this requirement by entering your account information into PTCC and confirming that a feed has been established. If we do not receive an electronic feed directly from the brokerage firm where you maintain an account containing Reportable Securities, unless the CCO determines otherwise, you must satisfy this requirement by arranging for such brokerage firm to send the CCO a duplicate copy of each quarterly and monthly statement for your accounts that contain Reportable Securities (see Annex B for a draft direction letter to your broker that can be used for this purpose).

You are not required to submit a transaction report for purchases effected pursuant to Automatic Investment Plans.

If you plan to submit your transaction reports other than by means of an electronic broker feed or duplicate monthly or quarterly statements, you should consult with the CCO regarding the format you will use.

Pre-Approval of IPO and Private Placements or Limited Offering Purchases

Access Persons must obtain pre-clearance approval of any purchase of a Security (in which the Access Person proposes to acquire a direct or indirect Beneficial Interest) in an IPO or a Private Placement or Limited Offering. All requests for approval to purchase a Security in an IPO or Private Placement or Limited Offering must be submitted through PTCC. A Private Placement or Limited Offering purchase will generally include an investment in a hedge fund, other private investment partnership or similar vehicle. An IPO is generally the first security publicly offered by an issuer9.

Pre-Approval of Certain Reportable Securities

Access Persons must obtain pre-approval for the purchase or sale of certain Reportable Securities in which the Access Person has or proposes to acquire a direct or indirect Beneficial Interest, including stocks, bonds and options. All requests for approval to purchase or sell such Reportable Securities must be submitted through PTCC. Access Persons may not buy or sell any Security of a company on our Restricted List. Accordingly, preclearance requests from Personnel seeking to transact in the Securities of companies on the Restricted List will typically be declined. If you own a Security of a company on the Restricted List before the company was added to the Restricted List or before joining us, you may continue to own it but you may not sell the Securities without approval from Legal & Compliance.

We will put/keep a company on the Restricted List if it meets any of the following:

●	We currently own a Security issued by, or any derivative instrument associated with, the company.

●	We are screening a Security or loan issued by, or any derivative instrument associated with, the company for a potential investment.

[9]	Under the Advisers Act and the IC Act, an “IPO” is defined as an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

●	We analyzed or considered purchasing any Security or loan issued by, or any derivative instrument associated with, a company and we at no time were or are in possession of non-public information but ultimately decided not to invest. In this case, the company will be on the Restricted List for 30 days after declination.

●	Any company for which we are in possession of any MNPI regardless of its source (including, but not limited to, Intralinks, Debt Domain and Syndtrak).

A company for which we are in possession of MNPI can only come off the Restricted List upon completion of the Private to Public Questionnaire and the approval of the CEO and CCO. Please refer to Annex C for a chart summarizing trading restrictions.

Participation in the following Securities transactions by Personnel and/or their immediate family members require preclearance approval through PTCC prior to execution:

●	IPOs

●	Private Placements/Limited Offerings (i.e., investments in hedge funds and private equity funds)

●	Transactions in individual marketable securities (i.e., corporate stocks and bonds)

●	Options and derivatives on individual marketable securities

●	Cryptocurrencies

Transactions in Exempt Securities are exempt from the preclearance requirements under this Code. Examples of transactions in which Personnel and/or their immediate family members living in the same household are exempt from the preclearance requirements include:

●	An interest in a money market fund

●	An interest in a Registered Fund (other than Reportable Funds or mutual funds with limited sets of investments that may include companies on the Restricted List)

●	An interest in a unit investment trust that invests exclusively in one or more Registered Funds, none of which are Reportable Funds

●	A direct obligation of the U.S. government

●	A bank certificate of deposit

●	A banker’s acceptance

●	Commercial paper

●	A high quality short-term debt instrument[10]

●	A repurchase agreement

●	An interest in exchange-traded funds registered as open-end Registered Funds, including options and derivatives thereon

●	Foreign exchange securities (e.g., currency)

Except as otherwise specified by Legal & Compliance, pre-clearance approval of a transaction is effective only for the trading day on which the approval is granted. Note that, if you are granted approval to place a good-till-cancelled (“GTC”) or stop-loss order, you may not amend or cancel the GTC order or withdraw the stop-loss order without obtaining prior approval from Legal & Compliance.

[10]	A “high quality short-term debt instrument” is an installment with an original issuance of less than 366 days that is rated at issuance in the two highest ratings categories of a recognized ratings issuer.

Other Restrictions on Personal Trading

Except in limited circumstances as determined by the CCO, you may not:

●	Trade opposite the investment recommendations we make to clients.

●	Engage in frequent short-term trades of Securities, as this could interfere with your job responsibilities, including the time and attention you devote to them.

●	Trade based on information you learned while performing your duties for the Companies (including information learned by your colleagues while performing their duties for the Companies and communicated to you).

Review of Transaction and Holdings Reports

Legal & Compliance shall review, assign other Adviser Employees to review, or appoint third-party compliance consultants to review transaction and holdings reports. The CCO shall appropriately train such reviewers. No reviewer shall be assigned the review of his own reports. The CCO shall from time to time consider ways to enhance the efficiencies of the review process. Any third-party compliance consultant or vendor will be subject to confidentiality obligations with respect to the personal information of our Personnel.

4.	Reporting Violations of this Code

If you become aware of a violation of this Code, or of any other Adviser policy or applicable law, you must report the matter to us, and we encourage you to report possible or potential Code violations. You can report in any of the following ways:

●	file a report by going to www.ethicspoint.com;

●	call our 24-hour compliance hotline at (888) 203-8727;

●	contact the CCO or DCCO directly (or the CCO if the matter involves the DCCO, or the CEO if the matter involves the CCO); or

●	contact your supervisor or other management Personnel.

If you wish to register any other complaint or concern related to this Code, or any other Adviser policy or applicable law, you are encouraged to do so, in any of the ways noted above.

We will preserve the anonymity of any reporting Employee who so requests, as well as the confidentiality of matters associated with a report or investigation, to the extent reasonably possible in light of our need to investigate reported matters, the requirements of applicable laws and our other policies. If you are concerned about confidentiality, you may place an anonymous call to our compliance hotline or file an anonymous report at the website referenced above. We will not tolerate any retaliation against any reporting Employee. You must preserve the confidentiality of investigative matters. Only authorized Personnel have access to reports or complaints filed pursuant to the methods described above.

We will take necessary steps to stop unlawful or unethical behavior and will take appropriate disciplinary action, including discharge, against those who willfully violate this Code or our other policies, even if the violations do not constitute a violation of law, or for such other reasons as we deem appropriate, including taking action against individuals responsible for failure to reasonably detect a violation or to supervise Employees in the fulfillment of their responsibilities in a manner consistent with this Code and our other policies. You must cooperate fully in any investigation of a complaint under this Code or our related policies.

5.	Distribution of Code and Acknowledgment of Receipt

A critical aspect of this Code is its effective communication to all Personnel. Legal & Compliance shall maintain procedures to ensure that all Personnel are familiar with this Code and related policies. These procedures include:

●	Providing all new Personnel with a copy of this Code and providing a signed acknowledgment of receipt through PTCC.

●	All Personnel must review and acknowledge receipt of this Code on at least an annual basis through PTCC.

●	Providing initial new hire and ongoing training to Employees regarding this Code.

●	Documentation of compliance with these procedures and retaining appropriate records demonstrating the compliance.

●	Providing a copy of any amendments to this Code and obtain a Code Acknowledgment (in the form attached as Annex D) confirming receipt of the amended Code through PTCC.

6.	Recordkeeping

Recordkeeping under this Code requires that reports presented to the trustees/directors of a Registered Fund pursuant to Rule 17j-1(c)(2)(ii) of the IC Act that describe issues arising under the Code and certify that procedures have been adopted to prevent Access Persons from violating the Code must be maintained for a period of five years after the end of the fiscal year in which such report is made, provided that for the first two years such reports must be preserved in an easily accessible place. The Companies will coordinate with any relevant Registered Fund and its investment adviser to ensure that any Registered Fund records relating to the activities of the Companies are maintained in accordance with applicable law.

PART B—ADDITIONAL ETHICAL STANDARDS

1.	Political Contributions; “Pay to Play”

If an Employee or any affiliated entity is considering making a political contribution to any state or local government entity, official, candidate, political party, or political action committee, the potential contributor must seek pre-clearance from the CCO through PTCC. The CCO will consider whether the proposed contribution is consistent with restrictions imposed by SEC Rule 206(4)-5 (the “Pay to Play Rule”). This rule is designed to combat pay to play arrangements in which an adviser is selected as an asset manager based on the campaign contributions made by “covered associates” to political officials versus merit. A “covered associate” of an investment adviser is: (1) any general partner, managing member or executive officer, or other individual with a similar status or function; (2) any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and (3) any political action committee controlled by the investment adviser. To the extent practicable, the CCO will seek to protect the confidentiality of all information regarding each proposed contribution. All political contribution requests must be submitted through PTCC.

Covered associates will be required to disclose their political contributions made during the two years prior to becoming a covered associate. The review will address the prior six months for potential covered associates who will have no involvement in the solicitation of clients; contributions for all other potential covered associates will be reviewed for the past two years.

Employees may make contributions to national political candidates, parties, or action committees without seeking pre-clearance as long as the recipient is not otherwise associated with a state or local political office. However, Employees must use good judgment in connection with all contributions and should consult with the CCO if there is any actual or apparent question about the propriety of a potential contribution.

Any political contribution by CIFC, rather than its Employees, must be pre-cleared by the CCO, irrespective of the proposed amount or recipient of the contribution. The CCO will maintain a chronological list of contributions in accordance with the requirements of the Pay to Play Rule, as well as a list of all clients that meet the definition of a “government entity” for purposes of the Pay to Play Rule.

All third-party solicitors or placement agents soliciting business from any government entity must be a RIA or a registered broker-dealer subject to pay-to-play restrictions that are imposed by a national securities association.

2.	Political Activities

You may not use our assets or name for political purposes or endorsement, or include any political contribution on your expense account or in any other way that causes us to reimburse you for that expense. In general, the cost of fund-raising tickets for political functions is considered a political contribution. Therefore, including the cost of any such fund-raising dinner on an expense account, even if business is in fact discussed, is prohibited.

3.	Confidential Information

Treat all confidential information with care. Such information includes data about us and our Employees, clients, trade secrets, assets, finances, trading techniques, vendors, intellectual property, business plans and strategies, pricing strategies, marketing data and strategies, sales, terms, costs, distribution, technical expertise and other non-public information, and the programs, processes, data, plans and strategies you develop while our Employee. Confidential information does not need to be marked “confidential” to be considered confidential.

When reasonably practicable to do so, mark confidential information materials “non-public and confidential” and do not discuss or review the information in public places (i.e. elevators, hallways, public transportation or restaurants). Do not leave hard copies of materials containing confidential information where they may be accessible to third parties. The intentional or inadvertent disclosure of the information can injure our clients and other persons. Limit discussions and disclosure of the information to those Employees who need to know.

The confidential information you learn or develop during your employment is our exclusive property. You may not disclose it to any third party without our prior consent, or to advance your or any other person’s interests, either during your employment or after you have left our employ. Only we determine who is entitled to possess or use confidential information, except when the law requires otherwise. You must return all documents containing confidential information to us upon your departure from our employ and may not retain copies of any confidential information in any form.

4.	Governing Principles of Employment

Equal Employment Opportunity

We strive to use Employees’ skills and abilities to the fullest extent without regard to factors unrelated to job performance.

Specific objectives of this policy are to: comply with all applicable laws regarding equal employment; ensure that the concepts of equal employment opportunity are understood by managers; recruit, hire, train and promote the best qualified individuals based upon relevant factors such as work quality and productivity, and without regard to sex, race, ancestry, religion, national origin, age, disability, medical condition, marital status, veteran status, citizenship status, sexual orientation or other protected group status factors (“Protected Status”); and ensure that Employee personnel decisions are made in accordance with these objectives.

Harassment

Our Employees are our main asset. You must treat your colleagues with respect and observe the highest standards of collegiality. We are committed to maintaining a work environment that is free of discrimination, including harassment, on the basis of any legally protected status. We will not tolerate any form of harassment against any Employee based upon their Protected Status by anyone, including employees of other firms. You must avoid any behavior or conduct that could reasonably be interpreted as harassment. This is particularly true of our managers.

The conduct prohibited by this policy includes all unwelcome conduct, whether verbal, physical or visual, that is based upon a person’s Protected Status or that of the person’s relatives, friends or associates. It includes epithets, slurs, negative stereotyping or intimidating acts that are based on a person’s Protected Status, as well as written or graphic material circulated or posted within the Companies (including via electronic mail) that shows hostility toward a person because of their Protected Status.

Sexual harassment generally consists of unwelcome sexual advances, requests for sexual favors and other verbal or physical conduct of a sexual nature, not only when the conduct is a condition of employment but also when it creates an intimidating, hostile or offensive working environment. Sexual harassment includes: explicit demands for sexual favors; sex-oriented verbal kidding, teasing or jokes; continued or repeated verbal abuse of a sexual nature; graphic or degrading comments about an individual or his or her appearance; the display of sexually suggestive objects or pictures; subtle pressure for sexual activity; unwelcome physical contact such as patting, hugging, pinching or brushing against another’s body; and discussions about sexual behavior or interests.

The fact that co-workers once had some sort of consensual relationship does not excuse harassing conduct that occurs after the relationship ends. Impermissible sexual harassment can be directed at either men or women and may include same-sex harassment.

If a complaint is found to have merit, we will take appropriate disciplinary action.

Allegations of harassment raise serious workplace issues and are to be made in a responsible manner. Employees who allege harassment in a false or reckless manner may themselves face disciplinary action. Any Employee who registers a complaint based on a reasonable belief that our policy against harassment and discrimination has been violated or cooperates in the investigation of a complaint will be protected from retaliation of any kind.

Illegal drugs, alcohol and weapons

We prohibit the use, possession, distribution, selling or manufacturing of any illegal drugs or any alcohol or any illicit or improper use of prescribed drugs on our property or on the job, or the possession of any dangerous weapon or firearm on our property or on the job. You may not be under the influence of either drugs or alcohol while on our property or while conducting Adviser business. Moderate use of alcohol served at our official functions or while on our business conducted on or off our property is acceptable if reasonable under the circumstances, and provided that you comply with legal driving and other guidelines and laws.

Appropriate language

Do not use inappropriate language when communicating with others, including unwanted, deliberate, repeated or unsolicited vulgar, insulting, abusive or crude language.

Workplace violence

Threats, threatening and abusive behavior, or acts of violence (verbal or physical) against Employees, clients or other individuals or against our property by anyone on our premises or while on our business are prohibited.

5.	Use of Adviser Assets

You are personally accountable for the safekeeping, maintenance and proper and efficient utilization of our assets over which you have control. You must protect those assets against both intentional and unintentional loss or damage. We provide a wide variety of assets as resources for Employees in conducting our business, such as computers, communications systems (i.e., telephones, cell phones and tablets) and other equipment and materials. You must use reasonable judgment and discretion so that our assets are used for legitimate business purposes. Items such as equipment and supplies should be used for legitimate business purposes or for charitable purposes authorized by designated management. Limited personal use of corporate assets is permissible, but Personnel must never allow personal activities to incur any incremental cost to a client. In addition, equipment or supplies should not be sold, loaned, given away or otherwise disposed of regardless of condition or value without approval of Legal & Compliance.

6.	Recording Conversations

Without the prior written consent of the GC, you may not record any telephone or other conversation (except on an Adviser-recorded line). However, we may, without notice, record your conversations, such as when we are conducting an investigation into potential violations of this Code or related policies or in conjunction with regulatory authorities.

7.	Recordkeeping and Financial Reporting

Our records are critical to our business. All records, including employment, payroll and financial data, checks and payments, as well as other essential data, must be prepared with accuracy and care. Dishonesty or carelessness in recording or reporting information is not only prohibited but could lead to civil and criminal liability for you or us. All books and financial records must be kept in such a way as to fully and accurately reflect in reasonable detail, all receipts, expenditures, transactions, assets and liabilities in conformity with our policies and generally accepted accounting principles. No false or artificial information may be recorded for any reason. You are personally accountable for our funds over which you have control. No payment may be made, or invoice issued, with the intention or understanding that any part of such payment or receipt is to be used for a purpose other than that described in the supporting documents. The use of secret funds or unrecorded accounts is prohibited. You must not mislead or withhold information from our independent or internal auditors.

8.	Record Retention

You must observe our Document Destruction policy (which can be found in the Manual) which contains our requirements for identifying, safeguarding, retaining and disposing of our records. Various SEC rules and other laws require us to retain certain records for various periods, particularly trading records. In addition, if litigation or a government investigation or audit is pending, relevant records must not be destroyed until the matter is closed.

9.	Dealings with Government and Industry Regulators

We forbid payments of any kind by us, our Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the U.S. or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

You shall fulfill your personal obligations to governmental and regulatory bodies, such as the filing of appropriate federal, state and local tax returns, and forms or reports required by regulatory bodies.

You shall cooperate with our senior management in any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against us. For example, you shall reasonably assist us in such matters, including meeting or consulting with our representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

10.	Protection of the Companies’ Names

Our corporate names, reputation, goodwill, and credibility are valuable assets. You must safeguard them from any potential misuse. You should not allow the use of an Adviser name to indicate a relationship between the Adviser and any other entity or activity when such relationship does not in fact exist.

11.	Employee Involvement in Litigation or Proceedings

You must notify the CCO immediately if you become involved in or threatened with any litigation, administrative investigation or proceeding; are subject to any judgment, order or arrest; or are contacted by any regulatory authority.

12.	Intellectual Property

The Advisers own all intellectual property that you create in connection with your employment, including but not limited to, research and development, software, financial information, investments, products, marketing and advertisements, spreadsheets, pricing, trade secrets, computer codes and programs, business methodologies and processes, databases, lists of actual or potential investors, business relationships, policies and procedures, training and any other non-public information of the Advisers. Your acknowledgement and agreement to this Code confirms your assignment of any such rights, title and interest you may have to the Advisers.

Annex A: Insider Trading and Materiality

What is Insider Trading?

Insider trading is the buying or selling of a security while in possession of material non-public information in breach of a duty or other relationship of trust and confidence.

What information is material?

Advance knowledge of the following types of information is generally regarded as material:

●	Dividend or earnings announcements

●	Write-downs or write-offs of assets

●	Additions to reserves for bad debts or contingent liabilities

●	Expansion or curtailment of company or major division operations

●	Merger, joint venture announcements

●	New product/service announcements

●	Discovery or research developments

●	Criminal, civil and government investigations and indictments

●	Pending labor disputes

●	Debt service or liquidity problems

●	Bankruptcy or insolvency problems

●	Tender offers, stock repurchase plans, etc.

●	Information concerning upcoming research analyst recommendations (upgrades/downgrades) prior to dissemination

●	Recapitalization

●	Financial Projections

Information provided by a company could be material because of its expected effect on a particular class of the company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. Material information does not have to relate to a company’s business. The insider trading prohibition applies to all types of securities, including equity, debt, commercial paper, government securities and options.

What information is non-public?

In order for insider trading to occur, information must not only be material, but also non-public.

Once non-public information has been effectively distributed to the investing public, it will no longer be material non-public information (MNPI), but the distribution must occur through commonly recognized channels for the classification to change. The information must not only be publicly disclosed but there must be adequate time for the public to receive and digest it. Non-public information does not change to public information solely by selective dissemination.

Our core activity—the purchase of loan assets from arranging banks—involves the regular receipt of information about potential loan obligors. This information should always be considered nonpublic (if clicking “private”), and it can often be material.

Selective Disclosure

Do not disclose proposed or pending trades to any client, or any other person outside the Advisers, without prior CCO/GC consent. Be careful when disclosing the composition of clients’ portfolios. Securities laws may specifically prohibit the dissemination of that information, and doing so may violate our fiduciary duty to clients. Selectively disclosing the portfolio holdings of a client’s portfolio to certain clients or outside parties may also be viewed as our engaging in a practice of favoritism (except that, with respect to Registered Funds, portfolio holdings information will be disclosed consistent with such Fund’s policies and procedures). Including information regarding clients’ portfolio holdings in marketing materials and our website is subject to CCO/GC approval in accordance with our Advertising and Marketing policy and procedures contained in our Manual.

All inquiries that are received by you to disclose portfolio holdings must be immediately reported to the CCO. In determining whether or not to approve the dissemination of holdings information, the CCO will consider how current the holdings information is.

We will provide certain information relating to the CLOs to investors, as requested. All such investors are provided with the opportunity to request such information to ensure that no selective disclosure of such information has occurred.

Special confidentiality agreements may be required for others seeking access to non-public information about CIFC.

Who is an Insider?

“Insiders” are not just limited to corporate officials and major shareholders, and can include any individual who trades based on material non-public information in violation of some duty of trust. The duty may be imputed where a corporate insider “tips” someone about non-public information likely to have an effect on the company’s share price; the duty the corporate insider owes the company is now imputed to the “tippee” and the “tippee” violates a duty to the company if the tipee trades on the basis of this information.

Whether the “tip” makes you a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. This “benefit” is not limited to a present or future monetary gain. It could be a reputational benefit or an expectation of a quid pro quo from the recipient of the information. As the state of the law is constantly in a state of flux, the best approach is never to pass on MNPI to anyone.

Relationships with Potential Insiders

Given our standing in the investment community, we may interact with executives of public companies and other well connected individuals. While we may occasionally converse with these individuals as part of the normal course of our research or due diligence process, those individuals might divulge MNPI to us. Accordingly, you must be cautious when discussing investment matters with individuals who are employees or officers of publicly traded companies, or who otherwise may have access to MNPI.

Conversations or Arrangements with Other Market Participants

Be diligent when evaluating information received from other market participants, such as investment banks and other managers of CLOs. Acting upon knowledge of the plans or strategies of these other market participants may be viewed by regulators as a form of market abuse, particularly when approached by, or acting in concert with, these participants. Information received from third-parties with respect to large pending or contemplated orders in a security may be deemed MNPI with respect to that security. Notify the CCO immediately of these situations.

Ensuring the Confidentiality of MNPI

Ensuring the confidentiality of MNPI is crucial to minimizing the risk of insider trading of and to the tipping of MNPI. You must ensure the confidentiality of all MNPI to which you have access. Limit access to persons having a reasonable “need to know” the information, for the purpose of carrying out the assignment for which the information is furnished. Avoid business conversations in public places.

Rumors

Rumors are not necessarily public information. If the so-called “rumor” is reported as a rumor in the financial press, then you can consider it public. However, if it is not disseminated in a manner that constitutes public information as described above, you run the risk the information is non-public and, if it is both material and was disclosed, directly or indirectly, you may be prohibited from trading on the basis of it. Thus, you should always try to ascertain the original source of information that you receive.

One acceptable way to determine whether a rumor is publicly available is to ask the issuer’s public relations officer whether the company has publicly confirmed or denied the rumor. You should not contact any other officer or employee of the issuer to determine the accuracy of a rumor, as a confirmation or a denial of the rumor could, in itself, be MNPI.

Penalties for Trading on Insider Information

Severe penalties exist for persons that engage in insider trading, including civil injunctions, disgorgement of profits and jail sentences. Further, fines for persons found guilty of insider trading may be levied in amounts up to three times the profit gained or loss avoided. Additionally, failure to comply with applicable law may subject you to disciplinary action, including termination of employment.

Insider Trading

Given the severe penalties imposed on persons engaging in insider trading:

●	Do not personally trade the securities of any company, except in accordance with our policy on personal security transactions and federal securities laws.

●	Submit all periodic personal trading reports in accordance with the Personal Trading policy.

●	Do not discuss any potential MNPI with colleagues, except as specifically required by your position. In general, companies in which CIFC or funds that we manage are invested in will be on the Restricted List.

Annex B: Sample of Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>

<ADDRESS>

<CITY, STATE ZIP>

Re: Account No.

Account Name

Dear <NAME>,

As of <DATE>, please send to the undersigned duplicate brokerage account statements for the above referenced account.

Please mail the account statements to:

CIFC LLC

Attn: Chief Compliance Officer

250 Park Avenue, 4th Floor New

York, New York 10177

If you have any questions or concerns, please feel free to give me a call at (212) 624-[               ]. Thank you for your immediate attention to this matter.

Sincerely, <CIFC Employee>

Annex C: CIFC Trading Restrictions

CIFC TRADING RESTRICTIONS

CIFC Status	Employees Restricted? (All investments)	Loan Trading Restricted?	Securities/Bond Trading Restricted?	Notes
CIFC has public information and a CIFC Client holds a loan or bond position	Yes	NO	NO
CIFC has public information, a CIFC Client does not hold a loan or bond position and CIFC is not considering the instruments of the obligor	NO	NO	NO
CIFC has public information, a CIFC Client does not hold a loan or bond position and the issuer is being screened for a potential investment by a CIFC Client	Yes	NO	NO
CIFC has public information and the issuer was being screened for a potential investment by a CIFC client but the opportunity was denied	Yes + 30 day restriction on trading after declination	NO	NO
CIFC has public information and CIFC clients sell out of a loan or bond position	Yes + 30 day restriction on trading after sale	NO	NO
CIFC has private information (Assume cifc is in possession of mnpi)	Yes	Depends - contact someone on the Legal & Compliance Team if the proposed trade involves atypical circumstances*	Yes	Complete Private to Public Questionnaire to remove the issuer from employee and securities/bond trading restrictions
CIFC contractually agrees to trading restrictions as part of a Wall Cross or under another agreement (e.g., NDA) (Assume CIFC is in possession of MNPI)	Yes	Yes, at least until contractual restriction ends Thereafter, contact someone on the Legal & compliance Team if the proposed trade involves atypical circumstances*	Yes	Complete Private to Public Questionnaire to remove the issuer from employee and securities/bond trading restrictions
CIFC agrees to a Wall Cross or enters into another contractual agreement (e.g., NDA) with NO trading restrictions (Assume CIFC is in possession of MNPI)	Yes	Depends - Contact someone on the Legal & Compliance Team if the proposed trade involves atypical circumstances*	Yes	Complete Private to Public Questionnaire to remove the issuer from employee and securities/bond trading restrictions

*	A typical circumstances include but are not limited to: (i) a significant informational imbalance between CIFC and a counterparty, (ii) circumstances in which there is a question regarding whether the information possessed by CIFC about the loan, asset, issuer or issuer’s affiliates is material or not widely known, (iii) a trade involving unusual representations/warranties being provided by CIFC to the counterparty that relate to the information CIFC has (or is aware of), (iv) participation by CIFC in a creditors’ committee in a bankruptcy or similar joint-defense/common-interest arrangement with other creditors, or (v) any other circumstances which in your judgment may be cause for concern.

Annex D: Code of Ethics Acknowledgment

I certify that I have received, read, reviewed, and understand CIFC’s Code of Ethics amended in [month] 2018 and that I have complied with CIFC’s Code of Ethics in all respects. I acknowledge that I am subject to this Code of Ethics, which requires me to comply with all applicable federal and/or state securities laws. I agree to abide by this Code of Ethics.

I acknowledge this Code of Ethics and my obligation to abide by it and the corresponding policies and procedures.

I understand that my failure to comply with the Code of Ethics and corresponding policies and procedures will subject me to disciplinary action, including possible termination.

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